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                                                                    EXHIBIT 11.1


                             i2 TECHNOLOGIES, INC.
          STATEMENT OF COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                   Three Months Ended March 31,
                                                                                ---------------------------------
                                                                                    1995                1996
                                                                                ------------         ------------
PRIMARY NET INCOME PER SHARE (1):

  Weighted average number of common shares outstanding                              16,000              21,804
  Common shares issuable on exercise of stock options,
    net of shares assumed to be repurchased at the
    average market price (2)                                                         6,359               3,306
  Common shares related to SAB No. 64 and 83 (2) (3)                                   909                --
                                                                                ----------          ----------
    Weighted average common and common
      equivalent shares outstanding                                                 23,268              25,110
                                                                                ==========          ==========
  Net income                                                                    $      783          $      507
                                                                                ==========          ==========
  Net income per share                                                          $     0.03          $     0.02
                                                                                ==========          ==========

FULLY DILUTED NET INCOME PER SHARE:

  Weighted average number of common shares outstanding                              16,000              21,804
  Common shares issuable on exercise of stock options,
    net of shares assumed to be repurchased at the
    period-end market price, if higher than the
    average market price (2)                                                         6,359               3,451
  Common shares related to SAB No. 64 and 83 (2) (3)                                   909                --
                                                                                ----------          ----------
    Weighted average common and common
      equivalent shares outstanding                                                 23,268              25,255
                                                                                ==========          ==========
  Net income                                                                    $      783          $      507
                                                                                ==========          ==========
  Net income per share                                                          $     0.03          $     0.02
                                                                                ==========          ==========

(1) The Company reports primary net income per share as the effect of dilutive securities is less than 3%.

(2) In computing these amounts, the funds used in applying the treasury stock method include the compensation related to stock options which will be charged to expense in the future.

(3) Common and common equivalent shares issued within 12 months of the initial filing of the Company's Registration Statement on Form S-1 are included in this line item for the three months ended March 31, 1995. See Note 2 of Notes to Condensed Consolidated Financial Statements.